UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (date of earliest event reported)
                                 March 31, 1999


                               FACTUAL DATA CORP.
             (Exact name of registrant as specified in its charter)


             Colorado                   0-24205           84-1449911
    (State of incorporation)       (Commission File    (I.R.S. Employer
                                        Number)       Identification No.)



                              5200 Hahns Peak Drive
                          Fort Collins, Colorado 80538
                    (Address of principal executive offices)



                                 (970) 663-5700
              (Registrant's telephone number, including area code)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a) The registrant is filing the required financial statements in connection with its acquisition of United Data Services, Inc. on March 31, 1999, on this amendment to Form 8-K.

(b) The registrant is also filing the required pro forma information in connection with the acquisition described in Item 7a above on this amendment to Form 8-K.

                              SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FACTUAL DATA CORP.



Date:  May 10, 1999                  By:      /s/ Jerald H. Donnan
                                       --------------------------------
                                                 Jerald H. Donnan,
                                                 Chief Executive Officer

                   UNAUDITED PRO FORMA COMBINED STATEMENTS OF
                      INCOME (LOSS) AND UNAUDITED PRO FORMA
                             COMBINED BALANCE SHEET



The following unaudited pro forma combined statements of income for the years ended December 31, 1998 and 1997 and the unaudited pro forma combined balance sheet as of December 31, 1998 give effect to the business combination of Factual Data Corp. and United Data Services, Inc. The transaction between Factual Data Corp., and United Data Services, Inc. has been accounted for as a combination of companies under the purchase method. The unaudited pro forma statements of income have been prepared as if the proposed transaction occurred on January 1, 1997. The unaudited pro forma balance sheet has been prepared as if the proposed transaction occurred December 31, 1998. These pro forma statements are not necessarily indicative of the results of operations or the financial position as they may be in the future or as they might have been had the transactions become effective on the above mentioned date.

The unaudited pro forma combined statements of income for the year ended December 31, 1998 and the 1997 includes the results of operations of Factual Data Corp., and United Data Services, Inc.

The unaudited pro forma combined statements of income and the unaudited pro forma combined balance sheet should be read in conjunction with the separate historical financial statements and notes thereto of Factual Data Corp. and United Data Services, Inc.

           Notes to Unaudited Pro Forma Combined Financial Statements


The  following  notes  and  adjustments  are  related  to the  business
combination   between  Factual  Data  Corp.   (FDC),  and  United  Data
Services, Inc. (UDS).

1. Reflects the Consolidated balances of FDC as reported in Form 10-KSB as of December 31, 1998 and for the years ended December 31, 1998 and 1997, respectively.

2. Eliminates assets and liabilities not acquired by FDC in connection with its acquisition of UDS.

3. Records the acquisition of UDS for $4,500,000. To finance the acquisition, FDC paid $3,400,000 in cash at closing and issued a $1,100,000 note payable bearing interest at 8% per annum. The purchase price has been allocated as follows:

                               Asset Category
                                                   Valuation


Property and equipment                            $   14,000
Deposits                                               9,109
Non-compete agreement                                 25,000
Customer lists                                     4,451,891
                                                  ----------

                                                  $4,500,000
                                                  ==========

4. To eliminate interest and depreciation and amortization expense which will not continue following the business combination.

5. To record depreciation and amortization on fixed assets and intangibles acquired. Fixed assets are depreciated over a five year life, non-compete agreements over the life of the agreements and customer lists over fifteen years.

6. To eliminate officers salaries and bonuses previously recorded and record amounts payable based on the employment agreements entered into with such officers in conjunction with the acquisition.

7.    To record interest expense on acquisition debt at 8% per annum.

8. Pro forma income tax adjustment at the statutory rate of 37% for federal and state income taxes.

              Unaudited Pro Forma Combined Balance Sheet
                        As of December 31, 1998


                                                                                      Pro Forma Adjustments
                                                                                 ----------------------------------
                                    FDC (1)           UDS             Total         Debit               Credit            Combined
                                 ------------    ------------     ------------   ------------       ---------------    -------------

Cash ........................    $  1,093,295    $    454,184     $  1,547,479   $       --         $   (454,184)(2)   $    (94,319)
                                                                                                      (1,187,614)(3)
Short-term investments ......       2,212,386            --          2,212,386           --           (2,212,386)(3)           --
Accounts receivable, net ....       2,919,578         697,314        3,616,892           --             (697,314)(2)      2,919,578
Prepaid expenses and
 other ......................         105,964          10,815          116,779           --              (10,815)(2)        105,964
                                 ------------    ------------     ------------   ------------       ------------       ------------
   Total current assets .....       6,331,223       1,162,313        7,493,536           --           (4,562,313)         2,931,223
                                 ------------    ------------     ------------   ------------       ------------       ------------
Property and equipment,
 net ........................       2,976,419          70,012        3,046,431           --              (56,012)(2)      2,990,419

Other assets ................       8,869,259           9,109        8,878,368      4,476,891(3)            --           13,355,259
                                 ------------    ------------     ------------   ------------       ------------       ------------

                                 $ 18,176,901    $  1,241,434     $ 19,418,335   $  4,476,891       $ (4,618,325)      $ 19,276,901
                                 ============    ============     ============   ============       ============       ============


Current portion of long-term
 debt .......................    $  1,304,953    $    160,730     $  1,465,683   $    160,730(2)    $   (275,000)(3)   $  1,579,953
Accounts payable ............       2,225,685         101,077        2,326,762        101,077(2)            --            2,225,685
Accrued payroll and
 expenses ...................         431,441         102,426          533,867        102,426(2)            --              431,441
Income taxes payable ........         524,186            --            524,186           --                 --              524,186
Deferred income taxes .......          59,291            --             59,291           --                 --               59,291
                                 ------------    ------------     ------------   ------------       ------------       ------------
   Total current liabilities        4,545,556         364,233        4,909,789        364,233           (275,000)         4,820,556
                                 ------------    ------------     ------------   ------------       ------------       ------------

Long-term debt ..............       2,492,571            --          2,492,571           --             (825,000)(3)      3,317,571
Deferred income taxes .......         302,762            --            302,762           --                 --              302,762

Commitments and contingencies

Shareholders' equity
   Common stock .............       8,614,705          42,500        8,657,205         42,500(2)            --            8,614,705
   Retained earnings ........       2,221,307         834,701        3,056,008        834,701(2)            --            2,221,307
                                 ------------    ------------     ------------   ------------       ------------       ------------
                                   10,836,012         877,201       11,713,213        877,201               --           10,836,012
                                 ------------    ------------     ------------   ------------       ------------       ------------

                                 $ 18,176,901    $  1,241,434     $ 19,418,335   $  1,241,434       $ (1,100,000)      $ 19,276,901
                                 ============    ============     ============   ============       ============       ============

                Unaudited Pro Forma Combined Statement of Income
                      For the Year Ended December 31, 1998


                                                                                      Pro Forma Adjustments
                                                                                -------------------------------
                                  FDC(1)            UDS            Total          Debit               Credit              Combined
                               ------------     ------------    ------------    -----------        ------------        ------------
Information systems ......     $  6,235,604     $  6,995,419    $ 13,231,023    $       --         $       --          $ 13,231,023
Ancillary income .........        1,451,104             --         1,451,104            --                 --             1,451,104
System affiliates ........        2,198,260             --         2,198,260            --                 --             2,198,260
Training, license and
 other ...................           58,578             --            58,578            --                 --                58,578
                               ------------     ------------    ------------    ------------       ------------        ------------
  Total revenue ..........        9,943,546        6,995,419      16,938,965            --                 --            16,938,965
                               ------------     ------------    ------------    ------------       ------------        ------------

Operating expenses
  Cost of services
   provided ..............        4,986,064        3,808,868       8,794,932         376,600(6)        (137,500)(6)       9,034,032
  Selling, general and
   administration ........        2,603,589        2,300,141       4,903,730         304,593(5)         (25,200 (4)       4,104,023
                                                                                     128,400(6)      (1,207,500)(6)            --
                               ------------     ------------    ------------    ------------       ------------        ------------
  Total operating expenses        7,589,653        6,109,009      13,698,662         809,593         (1,370,200)         13,138,055
                               ------------     ------------    ------------    ------------       ------------        ------------

Income from operations ...        2,353,893          886,410       3,240,303         809,593         (1,370,200)          3,800,910
                               ------------     ------------    ------------    ------------       ------------        ------------

Other income, net ........          185,262            1,253         186,515            --                 --               186,515
Interest expense .........         (152,421)          (2,319)       (154,740)         88,000(7)          (2,319)(4)        (240,421)
                               ------------     ------------    ------------    ------------       ------------        ------------

Income before taxes ......        2,386,734          885,344       3,272,078         897,593         (1,372,519)          3,747,004
Income tax expense
 (benefit) ...............          810,000          327,577       1,137,577         507,832(8)        (332,109)(8)       1,313,300
                               ------------     ------------    ------------    ------------       ------------        ------------

Net income ...............     $  1,576,734     $    557,767    $  2,134,501    $  1,405,425       $ (1,704,268)       $  2,433,704
                               ============     ============    ============    ============       ============        ============


Basic earnings per share       $        .59                                                                            $        .91
                               ============                                                                            ============

Weighted average pro
 forma shares outstanding
 - basic                          2,680,753                                                                               2,680,753
                               ============                                                                            ============

Diluted earnings per share     $        .57                                                                            $       .88
                               ============                                                                            ============

Weighted average pro
 forma shares outstanding -       2,769,214                                                                              2,769,214
 diluted                       ============                                                                            ============

                Unaudited Pro Forma Combined Statement of Income
                      For the Year Ended December 31, 1997




                                                                                          Pro Forma Adjustments
                                                                                     ------------------------------
                                 FDC (1)            UDS           Total           Debit               Credit           Combined
                               -----------      -----------    -----------      ----------         -----------       -----------

Information systems ......     $   606,211      $ 4,073,845    $ 4,680,056      $      --          $      --         $ 4,680,056
Ancillary income .........         650,592             --          650,592             --                 --             650,592
System affiliates ........       1,428,811             --        1,428,811             --                 --           1,428,811
Proceeds from sale of
 territories .............         714,365             --          714,365             --                 --             714,365
Training, license and
 other ...................         119,692             --          119,692             --                 --             119,692
                               -----------      -----------    -----------      -----------        -----------       -----------
  Total revenue ..........       3,519,671        4,073,845      7,593,516             --                 --           7,593,516
                               -----------      -----------    -----------      -----------        -----------       -----------

Operating expenses
 Cost of services provided       1,301,085        2,479,000      3,780,085          376,600(6)        (320,800)(6)     3,835,885
  Cost of sale of
   terrotories ...........         506,101             --          506,101             --                 --             506,101
  Selling, general and
   administration ........         916,521        1,279,396      2,195,917          304,593(5)         (23,714)(4)     2,085,996
                                                                                    128,400(6)        (519,200)(6)         --
                               -----------      -----------    -----------      -----------        -----------       -----------
  Total operating
   expenses ..............       2,723,707        3,758,396      6,482,103          809,593           (863,714)        6,427,982
                               -----------      -----------    -----------      -----------        -----------       -----------

Income from operations ...         795,964          315,449      1,111,413          809,593           (863,714)        1,165,534
                               -----------      -----------    -----------      -----------        -----------       -----------

Other income, net ........          28,806            1,848         30,654             --                 --              30,654
Interest expense .........         (77,497)          (1,171)       (78,668)          88,000(7)          (1,171)(4)      (165,497)
                               -----------      -----------    -----------      -----------        -----------       -----------

Income before taxes ......         747,273          316,126      1,063,399          897,593           (864,885)        1,030,691
Income tax expense
 (benefit) ...............         244,339          116,967        361,306          320,007(8)        (332,109)(8)       349,204
                               -----------      -----------    -----------      -----------        -----------       -----------

Net income ...............     $   502,934      $   199,159    $   702,093      $ 1,217,600        $(1,196,994)      $   681,487
                               ===========      ===========    ===========      ===========        ===========       ===========


Basic earnings per share       $       .28                                                                           $       .38
                               ===========                                                                           ===========

Weighted average pro
 forma shares
 outstanding - basic             1,800,000                                                                             1,800,000
                               ===========                                                                           ===========

Diluted earnings per
 share                          $      .28                                                                           $       .38
                               ===========                                                                           ===========

Weighted average pro
 forma shares
 outstanding - diluted           1,800,000                                                                             1,800,000
                               ===========                                                                           ===========


                           UNITED DATA SERVICES, INC.




                                Table of Contents




Independent Auditors' Report......................................F - 1

Financial Statements

    Balance Sheet.................................................F - 2

    Statements of Income..........................................F - 3

    Statement of Changes in Stockholders' Equity..................F - 4

    Statements of Cash Flows......................................F - 5

Notes to Financial Statements.....................................F - 6

                     INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders
United Data Services, Inc.
Burlington, Massachusettes


We have audited the accompanying balance sheet of United Data Services, Inc. as of December 31, 1998, and the related statements of income, changes in stockholders' equity and cash flows for each of the years in the two year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Data Services, Inc. as of December 31, 1998 and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 1998, in conformity with generally accepted accounting principles.





                                        /s/Ehrhardt Keefe Steiner & Hottman PC
                                           Ehrhardt Keefe Steiner & Hottman PC
April 16, 1999
Denver, Colorado
                                 F - 1

                           UNITED DATA SERVICES, INC.

                                  Balance Sheet
                                December 31, 1998


Assets (Note 3)
Current assets
  Cash ........................................     $  454,184
  Accounts receivable - trade (net of allowance
   for doubtful accounts of $31,500 ...........        697,314
  Prepaids ....................................         10,815
                                                    ----------
     Total current assets .....................      1,162,313

Property and equipment, net (Note 2) ..........         70,012

Deposits ......................................          9,109
                                                    ----------

                                                    $1,241,434
                                                    ==========

Liabilities and Stockholders' Equity
Current liabilities
  Line-of-credit (Note 3) .....................     $  150,000
  Note payable (Note 3) .......................         10,730
  Accounts payable ............................        101,077
  Accrued payroll and taxes ...................        102,426
                                                    ----------
     Total current liabilities ................        364,233

Commitments (Notes 4 and 5)

Stockholders' equity
  Common stock, no par value, 200,000 shares
   authorized, 1,000 issued and outstanding ...         42,500
  Retained earnings ...........................        834,701
     Total stockholders' equity ...............        877,201
                                                    ----------

                                                    $1,241,434
                                                    ==========

                           UNITED DATA SERVICES, INC.

                              Statements of Income


                                                      For the Years Ended
                                                           December 31,
                                                  ----------------------------
                                                       1998           1997
                                                  -----------      -----------


Revenues (Note 6) ...........................     $ 6,995,419      $ 4,073,845

Costs of services provided ..................       3,808,868        2,479,000
                                                  -----------      -----------

Gross margin ................................       3,186,551        1,594,845

Selling, general and administrative expenses        2,300,149        1,279,396
     Operating income .......................         886,410          315,449

Other income ................................           1,253            1,848
Interest expense ............................          (2,319)          (1,171)
                                                  -----------      -----------
                                                       (1,066)             677
                                                  -----------      -----------

Net income ..................................         885,344          316,126

Pro forma adjustment - provision for income
 taxes (Note 1) .............................        (327,577)        (116,967)

Pro forma net income ........................     $   557,767      $   199,159
                                                  ===========      ===========

Pro forma basic earnings per share ..........     $       558      $       199
                                                  ===========      ===========

Weighted average number of shares outstanding           1,000            1,000
                                                  ===========      ===========


                 See notes to consolidated financial statements.

                           UNITED DATA SERVICES, INC.

                  Statement of Changes in Stockholders' Equity
                 For the Years Ended December 31, 1998 and 1997


                                       Common Stock                   Total
                                  --------------------   Retained  Stockholders'
                                   Shares      Amount    Earnings    Equity
                                  ---------   --------   --------   ---------

Balance at December 31, 1996          1,000   $ 42,500   $422,692   $ 465,192

Net income for the year                  -          -     316,125     316,125
                                  ---------   --------   --------   ---------

Balance at December 31, 1997          1,000     42,500    738,817     781,317

Distributions                            -          -    (789,460)   (789,460)

Net income for the year                  -          -     885,344     885,344
                                  ---------   --------   --------   ---------

Balance at December 31, 1998          1,000   $ 42,500   $834,701   $ 877,201
                                  =========   ========   ========   =========



                 See notes to consolidated financial statements.

                           UNITED DATA SERVICES, INC.

                            Statements of Cash Flows


                                                      For the Years Ended
                                                         December 31,
                                                   ------------------------
                                                      1998          1997
                                                   ---------      ---------


Cash flows from operating activities
 Net income ..................................     $ 885,344      $ 316,126
                                                   ---------      ---------
 Adjustments to reconcile net income to net
  cash provided by operating activities
  Allowance for doubtful accounts ............        31,500           --
  Depreciation and amortization ..............        25,200         23,714
  Changes in operating assets and liabilities
   Accounts receivable .......................       (53,174)      (351,283)
   Deposits and other assets .................           618         (4,409)
   Accounts payable ..........................         9,748         65,390
   Accrued liabilities .......................        65,304         13,860
                                                   ---------      ---------
                                                      79,196       (252,728)
     Net cash provided by operating activities       964,540         63,398
                                                   ---------      ---------

Cash flows from investing activities
 Purchase of property and equipment ..........       (27,172)       (26,109)
                                                   ---------      ---------
     Net cash used in investing activities ...       (27,172)       (26,109)
                                                   ---------      ---------

Cash flows from financing activities
 Line-of-credit, net .........................          --           50,000
 Notes payable, net ..........................         1,663            975
 Distributions to stockholders' ..............      (789,460)          --
                                                   ---------      ---------
     Net cash (used in) provided by financing
      activities .............................      (787,797)        50,975
                                                   ---------      ---------

Net increase in cash .........................       149,571         88,264

Cash, at beginning of period .................       304,613        216,349
                                                   ---------      ---------

Cash, at end of period .......................     $ 454,184      $ 304,613
                                                   =========      =========

Supplemental disclosure of cash flow information:
      Interest paid on borrowings for the years ended December 31, 1998 and 1997 was $2,319 and $1,171, respectively.

                 See notes to consolidated financial statements.

                           UNITED DATA SERVICES, INC.

                          Notes to Financial Statements


Note 1 - Organization and Summary of Significant Accounting Policies

Organization

United Data Services, Inc. (the Company) was incorporated in the state of Massachusetts in 1994. The Company was established for the purpose of providing information services, to financial lending institutions primarily in the mortgage lending industry, in addition to performing housing appraisals and title searches. The Company provides these services predominately in Massachusetts, Connecticut, Maine and Rhode Island.

Concentration of Credit Risk

In the normal course of business, the Company extends unsecured credit to virtually all of its customers related to providing information services. The Company's customers are located in Massachusetts, Connecticut, Maine and Rhode Island. Additionally, the Company's cash balances exceeded FDIC limits by approximately $55,000 at December 31, 1998.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets which range from three to seven years.

Advertising Costs

Advertising costs are expensed as incurred.

Income Taxes

The Company has elected to be taxed under Subchapter S of the Internal Revenue Code. Under these provisions, the Company is not subject to income taxes as a separate entity. Income or loss of the Company is required to be included in the income tax returns of the stockholders.

Included in the statement of operations are pro forma income tax adjustments computed using the statutory rates in effect, which represent the federal and state tax provisions that would have been required had the Company been taxed as a C-Corporation. The Company's effective statutory rate based on pretax income was 37% for both the years ended December 31, 1998 and 1997.

Revenue Recognition

The Company recognizes revenue generated from mortgage credit reports and other information services when the information has been provided to the customer, as substantially all required services have been performed.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash, receivables, accounts payable and accrued liabilities approximate their fair values as of December 31, 1998 and 1997 because of the relatively short maturity of these instruments.

The carrying amount of the line-of-credit and note payable outstanding approximates their fair values as of December 31, 1998 and 1997 because the interest rates approximate the interest rates on debt with similar terms available to the Company.

Basic Earnings Per Common Share

The Company computes earnings per share in accordance with Statement of Financial Accounting Standard No. 128. The Company has presented only basic earnings per share as the Company has no dilutive potential common shares. Basic earnings per share has been computed based on the weighted average number of shares outstanding.

Recently Issued Accounting Pronouncements

In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income, be reported in a financial statement that is displayed with the same prominence as other financial statements. Currently, the Company's only component, which would compromise comprehensive income, is its results of operations.

Recently Issued Accounting Pronouncements (continued)

Also, in June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131), which supersedes Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting if selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating
decision  maker  in  deciding  how  to  allocate   resources  and  in  assessing
performance.

SFAS No.'s 130 and 131 are effective for financial statements for periods beginning after December 15, 1997, and require comparative information for earlier periods to be restated.

In February of 1998, the FASB issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" (SFAS No. 132), which supercedes SFAS No.'s 87, 88 and 106. SFAS No. 132 addresses disclosure only and is effective for fiscal years beginning after December 15, 1997. Restatement of disclosures for prior periods is required. The adoption of SFAS No. 132 will have no current impact on the Company's financial statements, as no prior disclosures under SFAS No. 87, 88 or 106 were applicable.

In June of 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No.
133). SFAS No. 133 addresses the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. Initial application of SFAS No. 133 shall be as of the beginning of an entity's fiscal quarter, on that date, hedging relationships shall be designated anew and documented under the provisions of this statement. The adoption of SFAS No. 133 shall not be retroactively applied. This statement currently has no impact on the financial statements of the Company, as the Company does not hold any derivative instruments or participate in any hedging activities.

Note 2 - Property and Equipment

Property and equipment consist of the following:
                                                   December 31,
                                                      1998
                                                   ------------

   Equipment                                        $  115,320
   Furniture and fixtures                               20,736
   Software                                             19,042
                                                    ----------
                                                       155,098
      Less accumulated depreciation                    (85,086)

                                                    $   70,012
                                                    ==========


Note 3 - Notes Payable

Line-of-Credit

The Company maintains a $150,000 line-of-credit with a bank of which $150,000 was outstanding at December 31, 1998 and 1997. The line-of-credit is due on demand by the financial institution. The line accrues interest at the bank's prime rate plus 2% (9.5% at December 31, 1998). The line is collateralized by substantially all the assets of the Company and is personally guaranteed by stockholders of the Company.

                                                   December 31,
                                                      1998
                                                   ------------

Note payable to an insurance  company,  interest
 at  8.5%,   monthly   principal   and  interest
 payments  of  $1,125  through  September  1999.
 The note is unsecured.                             $   10,730
                                                    ==========


Note 4 - Commitments

Operating Leases

The Company leases office space under an operating lease agreement which provides for the payment of rent of approximately $4,409 per month and expires in June 2000. Rent expense under this operating lease, totaled $68,553 and $33,577 during the years ended December 31, 1998 and 1997, respectively.

Operating Leases (continued)

Future minimum annual office space lease payments are as follows:

      Year Ended December 31,

             1999                                   $ 52,908
             2000                                     26,454
                                                    --------

                                                    $ 79,362
                                                    ========


Note 5 - 401(k) Plan

On January 1, 1998, the Company implemented a profit sharing plan and trust under section 401(k) of the Internal Revenue Code. All employees of age 21 or older and who have been employed for ninety days are eligible for the plan. Employees have an option to contribute compensation up to the ceiling set by the Internal Revenue Service (20% of their compensation up to a maximum of $10,000 in 1998). The Company may elect to match the 401(k) contributions. For the year ended December 31, 1998, the Company matched 25% of employee contributions up to 6% of their salary which totaled $14,400 for the year ended December 31, 1998.


Note 6 - Significant Customer

Major Customer

Revenues from one major customer amounted to $773,428 or 11% and $666,813 or 16% of total revenues for the years ended December 31, 1998 and 1997, respectively.

One customer also accounted for approximately 11% of accounts receivable at December 31, 1998.